Exhibit 23.     Consent of Experts and Counsel


                       CONSENT OF INDEPENDENT ACCOUNTANTS




To The Board Of Directors and Stockholders of Helix Technology Corporation:


         We consent to the incorporation by reference in the registration statement of Helix Technology Corporation on Form S-8 (File No. 2-83974) of our reports dated January 21, 2000, on our audits of the consolidated financial statements and financial statement schedule of Helix Technology Corporation as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which reports are included in this Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 17, 2000